                                                                    EXHIBIT 4.28

                            Elliott Associates, L.P.
                                712 Fifth Avenue
                            New York, New York 10019

                          Westgate International, L.P.
                      c/o Stonington Management Corporation
                                712 Fifth Avenue
                            New York, New York 10019

                             Alexander Finance, L.P.
                               1560 Sherman Avenue
                            Evanston, Illinois 60201


                                 March 27, 2000

Illinois Superconductor Corporation
451 Kingston Court
Mt. Prospect, Illinois 60056

         RE: Option Exercise

Ladies and Gentlemen:

         Reference is made to the Investment Agreement, dated as of November 5, 1999 (as amended by the letter dated November 12, 1999) (the "Investment Agreement"), by and among you (the "Company") and the undersigned (the "Investors"). Capitalized terms used herein without definition have the meaning set forth in the Investment Agreement.

         1. Exercise of Option.
            -------------------

            (a) Pursuant to Section 7 of the Investment Agreement, the Investors hereby notify the Company of their exercise of the option, contained in such section, to purchase additional Notes and Warrants which shall contain the terms and provisions described in such section.

            (b) Pursuant to the foregoing exercise, the Investors shall purchase (the "Option Purchase") an aggregate of (i) $4,000,000 principal amount of Notes and (ii) Warrants to purchase 1,600,000 shares of Common Stock, in the respective amounts set forth on Schedule I hereto, for aggregate consideration of $4,000,000 (the "Option Purchase Price").

         2. Closing of Option Purchase.
            ---------------------------

            (a) The closing of the Option Purchase shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. on March 27, 2000, ("Closing Date") at 1 p.m. Eastern Standard Time.

            (b) The Notes and Warrants purchased pursuant to the Option Purchase shall be deemed to be outstanding on the Closing Date for all purposes. Within one day of the Closing Date, the Company shall deliver to the Investors, in physical form, the Notes and Warrants purchased by them pursuant to the Option Purchase. The delivery of payment by wire transfer to an account designated by the Company by each Investor of the portion of the Option Purchase Price applicable to it as set forth in Schedule I shall constitute a payment delivered to the Company in satisfaction of such Investor's obligation to pay its share of the Option Purchase Price hereunder.

            (c) The Company agrees to pay the legal fees and disbursements incurred by the Investors in connection with the Option Purchase and shall pay the invoice for such fees and disbursements within seven days of the receipt thereof.

         3. Representations and Warranties.

            (a) The Company hereby restates, as of the date hereof, the representations and warranties set forth in Section 8 of the Investment Agreement, with respect to the Notes and Warrants being issued pursuant to the Option Purchase, except as set forth on Schedule II, hereto. For purposes of the foregoing restatement of representations, (i) references to Transaction Documents shall refer only as applicable to this Option Exercise and, with respect to solely the consummation of the Option Purchase, the Transaction Documents referred to in the Investment Agreement, and (ii) the date referred to in Section 2.1(s) shall be deemed to refer to December 31, 1999.

            (b) The Investors hereby restate the representations set forth in
Section 9(a) of the Investment Agreement with respect to the Notes and Warrants being purchased pursuant to the Option Purchase.

                            [signature page follows]

         Please indicate your acceptance and agreement of the terms contained herein by countersigning this Agreement and returning a signed copy to the undersigned.

                                        Sincerely,

                                        ELLIOTT ASSOCIATES, L.P.


                                        By: /s/ PAUL SINGER
                                            -----------------------------------

                                        WESTGATE INTERNATIONAL, L.P.
                                           By:  Martley International, Inc.
                                                  Attorney-in-Fact



                                           By:  /s/ PAUL SINGER
                                                -------------------------------

                                        ALEXANDER FINANCE, L.P.



                                        By: /s/ BRADFORD T. WHITMORE
                                            -----------------------------------
                                            Bradford T. Whitmore
                                            President: Bun Partners, Inc.
                                                        its General Partner


AGREED TO AND ACCEPTED

ILLINOIS SUPERCONDUCTOR CORPORATION



By: /s/ CYNTHIA QUIGLEY
    ------------------------------------

                                   SCHEDULE I

                                                   PRINCIPAL AMOUNT               AMOUNT OF
PURCHASER                        PURCHASE PRICE    OF NOTES PURCHASED       WARRANTS PURCHASED
---------                        --------------    ------------------       ------------------
Elliott Associates, L.P.           $1,111,112         $1,111,112                   444,444
Westgate International, L.P.       $1,111,112         $1,111,112                   444,444
Alexander Finance, LP              $1,777,776         $1,777,776                   711,112

                                                                     SCHEDULE II
                                                                     -----------
                                    SCHEDULES
                                    ---------

         The Company generally incorporates information from its SEC filings as disclosures for these schedules. The Company further notes that:

2.1(c): The Annual Report on Form 10-K for the year ended December 31, 1999 has the Company's current capitalization prior to giving effect to these transactions. Additional holders of 5% of the Company's Common Stock, if any, may be disclosed in Schedules 13D or 13G filed with the Securities and Exchange Commission. Options have continued to be granted.

2.1(d): As recognized in Section 12 of the Investment Agreement, additional shares must be authorized and a charter amendment is necessary to authorize such shares.

2.1(e)/(f): See 2.1(d) above with respect to the need for a charter amendment. The factoring agreement with Franklin Capital will be in breach if a lien is created on the inventory and accounts without the prior written consent of the factor. The Company will not list shares of its Common Stock, and will register such shares as and when required by the Registration Rights Agreement as modified by Section 5 of the Investment Agreement. The Company will reflect the Option Purchase in a Form 8-K filing and a Form S-2 supplemental filing.

2.1(g): To the Company's knowledge, there is no pending litigation except (i)as disclosed in the SEC filings, and (ii) Steve Levy v. Illinois Superconductor Corporation, filed in Delaware Chancery Court on or about December 14, 1999.

2.1(h):See 2.1(e)/(f), above.

2.1(i): The Company has not recently reviewed the voluminous schedules previously delivered and the Company does not now make or update such representations and schedules.

2.1(k): The Disclosure Materials also include the Company's Annual Report on Form 10-K for the year ended December 31, 1999, its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 1999 and September 30, 1999, and its Current Reports on Form 8-K filed in 1999 and 2000. Elliott and Grace have been updated on the Company's financial and business situation, including at a meeting with those investors during their due diligence in connection with their November, 1999 investment and December, 1999 investment in the Company, and as a result of affiliates of Elliott having joined the Company's board of directors in November, 1999. That information, including the written handouts from the aforementioned due diligence meeting, is incorporated by reference.

2.1(l) The obligations to Franklin Capital under the factoring agreement are pari passu with the notes held by Elliott and Grace, including the 6% Notes, but may in certain respects have a senior lien.

2.1(p): Registration under Form S-3 may no longer be available to the Company. A registration under Form S-2 may be available.

2.1(s): See SEC filings. Elliott and Grace are aware of the terms of the factoring agreement with Franklin Factor. Pursuant to Section 7 of the Investment Agreement, the Company issued Notes to the Investors on December 29, 1999.










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